Exhibit 99.1

CRANE CREEK SURGICAL PARTNERS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Crane Creek Surgical Partners, LLC

We have audited the accompanying balance sheets of Crane Creek Surgical Partners, LLC (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, members’ (deficit) equity, and cash flows for each of the two years in the period ended December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit as of December 31, 2014. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ RBSM LLP

New York, New York

January 26, 2016

CRANE CREEK SURGICAL PARTNERS, LLC

 BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Current assets:
Cash	$103,762	$249,004
Accounts receivable, net	845,843	775,560
Prepaid and other current assets	—	16,250
Total current assets	949,605	1,040,814

Property, plant and equipment, net of accumulated depreciation of $1,319,760 and $1,012,494	945,557	1,245,153

Total assets	$1,895,162	$2,285,967

LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$200,813	$65,719
Accrued interest	6,351	6,351
Due to related party	140,140	—
Capital lease payable	19,650	114,861
Notes payable, current portion	348,591	308,214
Total current liabilities	715,545	495,145

Long term debt:
Deferred rent	489,929	428,148
Notes payable, long term portion	777,320	1,124,236
Total long term debt	1,267,249	1,552,384
Total liabilities	1,982,794	2,047,529

Commitments and contingencies	—	—

Members’ (deficit) equity:	(87,632)	238,438
Total members’ (deficit) equity	(87,632)	238,438
Total liabilities and members’ (deficit) equity	$1,895,162	$2,285,967

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Year ended December 31,
	2014	2013
Revenues:
Net patient service revenue	$3,248,786	$3,857,685
Total revenue	3,248,786	3,857,685

Operating expenses:
Salaries and benefits	917,317	1,088,481
Occupancy	905,203	813,463
General and administrative	1,394,630	1,908,636
Depreciation and amortization	307,266	284,105
Total operating expenses	3,524,416	4,094,685

Net loss from operations:	(275,630)	(237,000)

Other income (expense):
Other income	15,424	9,938
Interest expense, net	(65,864)	(80,685)
Total other income (expense)	(50,440)	(70,747)

Net loss	$(326,070)	$(307,747)

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

STATEMENTS OF MEMBERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Accumulated Amount	Accumulated Deficit	Total
Balance, December 31, 2012	$1,792,882	$(863,669)	$929,213

Distribution of capital	(883,028)	—	(883,028)

Contributions of capital	500,000	—	500,000
Net loss	—	(307,747)	(307,747)

Balance, December 31, 2013	1,409,854	(1,171,416)	238,438
Net loss	—	(326,070)	(326,070)

Balance, December 31, 2014	$1,409,854	$(1,497,486)	$(87,632)

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

STATEMENTS OF CASH FLOWS

 FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(326,070)	$(307,747)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expenses	307,266	284,105
Changes in operating assets and liabilities:
Accounts receivable	(70,283)	430,371
Capital call receivable	16,250	(16,250)
Accounts payable and accrued expenses	275,234	(72,362)
Deferred rent	61,781	80,184
Accrued interest	—	(1,092)
Net cash provided by operating activities	264,178	397,209

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(7,670)	(17,501)
Net cash used in investing activities	(7,670)	(17,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(306,539)	(324,090)
Principal payments on capital lease	(95,211)	(133,417)
Distributions to members	—	(883,028)
Contributions by members	—	500,000
Net cash used in financing activities	(401,750)	(840,535)

Net decrease in cash and cash equivalents	(145,242)	(460,827)
Cash and cash equivalents, beginning of period	249,004	709,831

Cash and cash equivalents, end of period	$103,762	$249,004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$65,864	$80,685

NONCASH TRANSACTION

During the year ended December 31, 2013, the Company acquired equipment valued at $114,861 through a capital lease.

See accompanying notes

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 1- BASIS AND BUSINESS PRESENTATION

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Crane Creek Surgical Partners, LLC, a Florida limited liability company (the “Company” or “CCSP”), was formed in 2008 to develop, own and operate a Medicare-certified ambulatory surgery center in Melbourne, Florida. The surgery center is a multi-specialty surgical center, offering outpatient care in orthopedics, pain, spine, ENT, general surgery, podiatry and urology. The primary source of revenue is insurance company receipts for patient services.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the recoverability and useful lives of long-lived assets. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, “Revenue Recognition “ (“ASC 605-10”) which requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company recognizes in accordance with Accounting Standards Codification subtopic 954-310, “Health Care Entities” (“ASC 954-310”), significant patient service revenue at the time the services are rendered, even though it does not assess the patient’s ability to pay.

Patient Service Revenue

The Company recognizes patient service revenue associated with services provided to patients who have third-party payer coverage on the basis of gross rates for the services provided. For uninsured or self-pay patients that do not qualify for charity care, the Company recognizes revenue on the basis of its standard rates for services provided (or on the basis of discounted rates, if negotiated or provided by policy). Once a claim is settled, a revenue reduction is recognized for contractual agreements and amounts uncollectible.

Cash

Cash consists of cash held in bank demand deposits. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. As of December 31, 2014 and 2013, the Company had $103,762 and $249,004 in cash, respectively.

Accounts Receivable

For financial statement purposes, the Company records accounts receivable net of insurance company adjustments, which approximate seventy-seven percent of billings. The Company considers the net amount to be fully collectable. Therefore, no allowance for doubtful accounts is recorded.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Long-Lived Assets

The Company accounts for the valuation of long-lived assets under Accounting Standards Codification (ASC) 360, Property, Plant and Equipment. ASC requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by comparing the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value, less cost to sell. At December 31, 2014 and 2013, management does not believe any long-lived assets are impaired and has not identified any assets as being held for disposal.

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 7 to 39 years.

Income Taxes

Under provisions of the Internal Revenue Code, limited liability companies that are treated as partnerships and partnerships are not subject to income taxes, and any income or loss realized is taxed to the individual members. Accordingly, no provisions for federal income taxes appear in the financial statements. The federal income tax returns are subject to examinations by the taxing authorities, generally for a period of three years after the returns are filed. Therefore, tax returns for the years ended 2012, 2013 and 2014 are still subject to review by revenue agents

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed. See Note 11.

Recent Accounting Pronouncements

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have an immaterial impact on the Company’s financial statements.

 In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entities Ability to Continue as a Going Concern. The standard is intended to define management’s responsibility to decide whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective in the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on the financial statements.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2014 and 2013, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2014 and 2013 are as follows:

	2014	2013
Leasehold improvements	$182,246	$182,246
Medical equipment	1,118,943	1,111,273
Capital lease medical equipment	884,650	884,650
Furniture & fixtures	69,693	69,693
Signs	9,785	9,785
	2,265,317	2,257,647
Less: accumulated depreciation	(1,319,760)	(1,012,494)
	$945,557	$1,245,153

During the year ended December 31, 2014 and 2013, depreciation expense charged to operations was $307,266 and $284,105, respectively.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 4 - COMMITMENTS

The Company sub-leases office space under an operating lease expiring in 2024. Under the terms of this lease, the Company is obligated to pay minimum base rent, amortization of tenant improvements, additional rent to cover operating cost, plus applicable sales tax. Under generally accepted accounting principles (GAAP), all rental payments, including fixed rent increases, are recognized on a straight-line basis over the life of the lease. The difference between GAAP rent expense and the actual lease payments is reflected as deferred rent on the accompanying balance sheets. Rent expense for the year ended December 31, 2014 and 2013, including charges for operating expenses and taxes, was $905,203 and $813,463 , respectively. Minimum future rental payments under the terms of the lease are summarized as follows:

Years ending December 31:
2015	$1,094,278
2016	1,150,239
2017	1,209,961
2018	1,273,744
2019	1,341,913
Thereafter	7,410,804
$13,480,939

The Company operates under a management services agreement. The initial term of the agreement is ten years and it is automatically renewable for successive three year terms. Payment is remitted monthly and is based on a percentage of gross revenues net of returns and contractual adjustments and allowances. The annual percentages are as follows:

Year 1 – Year 4	6%
Year 5 – Year 7	5%
Year 8 – Year 9	4%
Year 10	3%

Management expense under the terms of this agreement was $189,566 and $257,262 for the year ended December 31, 2014 and 2013, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

As more fully described in Note 4 - Commitments, during the year ended December 31, 2014 and 2013, the Company incurred expenses payable to BCS-Management, LLC, a related party for management services in the amounts of $189,566 and $257,262, respectively. BCS-Management, LLC and HMA Blue Chip Investments, LLC, a member of the Company, are both wholly owned subsidiaries of Blue Chip Surgical Partners, LLC. Due to the related party for services provided was $140,140 and $0, for the years ended December 31, 2014 and 2013, respectively.

As more fully described in Note 4 - Commitments, the Company entered into a sublease agreement with Brevard Orthopaedic, Spine & Pain Clinic, Inc., a related party, on September 1, 2009 for certain space in a medical office building in Melbourne, FL. CCSC TBC Group, LLC, a member of the Company, and Brevard Orthopaedic, Spine & Pain Clinic, Inc. share common ownership. The Company paid $843,422 and $733,279  as payments under the sublease agreement for the years ended December 31, 2014 and 2013, respectively.

NOTE 6 – MEMBERS’ CAPITAL

As of December 31, 2014 and 2013, there were 96.239 member interest units issued and outstanding.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 7 - NOTES PAYABLE

Note payable as of December 31, 2014 and 2013 are comprised as follows:

	2014	2013
Wells Fargo, note payable bearing variable interest (4.2% – 5.0%), monthly payments of $32,475, maturing in January 2018	$1,125,911	$1,432,450

Less current portion	(348,591)	(308,214)
	$777,320	$1,124,236

Aggregate principal maturities of long-term debt as of December 31:

Amount
Year ended December 31, 2015	$348,591
Year ended December 31, 2016	363,642
Year ended December 31, 2017	379,519
Year ended December 31, 2018	34,159
Total	$1,125,911

NOTE 8 – CAPITAL LEASE

On November 1, 2009, the Company entered into a lease agreement to acquire equipment with quarterly payments of $41,955 payable through November 1, 2013, with no stated interest rate. Effective December 31, 2013, the Company extended the lease for one year commencing on April 1, 2014 with monthly payments of $9,877. The Company may elect to acquire the leased equipment at a nominal amount at the end of the lease.

Aggregate principal maturities of capital lease payments as of December 31:

Year ended December 31, 2015	$19,650

The value of leased property held under capital lease for December 31, 2014 and 2013 is $884,650 and $884,650, respectively. Depreciation expense of leased property under capital lease obligations amounted to $110,590 and $126,999 for the years ended December 31, 2014 and 2013, respectively.

NOTE 9 – LIQUIDITY

As of December 31, 2014, the Company’s working capital current assets minus current liabilities was $234,060. The Company’s owners have entered into an operating and control agreement giving CCSC Holdings, Inc., a wholly owned subsidiary of First Choice Healthcare Solutions, Inc. (FCHS), a controlling variable interest in the Company. On October 27, 2015, the operating agreement was executed but made effective October 1, 2015.

CRANE CREEK SURGICAL PARTNERS, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 10 – GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statement, the Company has a members’ deficit of $87,632 and accumulated deficit of $1,497,486 as of December 31, 2014. The ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next 12 months.

To meet these objectives, the Company continues to seek other sources of financing in order to support existing operations and expand the range and scope of its business. As such the Company has taken actions since December 31, 2014 to improve its working capital and deficit positions. These actions include a capital contribution from its members and repayment of its outstanding bank loan. Additionally, the Company has restructured and added to its members, providing the Company with additional staffed physicians designed to increase operating capacity up from its previous 60% operating capacity. However, there are no assurances that capacity can be increased and or maintained. The failure to increase and maintain operations at higher capacity would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

The accompanying financial statements do not include any adjustment to the recorded assets or liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

NOTE 11 - SUBSEQUENT EVENTS

In May 2015, members’ units totaling 24.47% of ownership at that time were redeemed for $1. This effectively reduced the number of members to two, HMA Blue Chip Investments, LLC and CCSC TBC Group, LLC.

In June 2015, the remaining members advanced $800,000 to the Company. These funds were used to reduce the note payable at Wells Fargo.

In July 2015, the Company secured an advance of $140,000 from CCSC Holdings, Inc. These funds were used to further reduce the note payable to Wells Fargo. Effective July, 2015 the note with Wells Fargo has been satisfied.

In October 2015, 40% of the member interest of Crane Creek Surgical Partners, LLC was purchased by CCSC Holdings, Inc. for $560,000. The following actions took place at the time of closing:

●	HMA Blue Chip Investments, LLC redeemed 25.031 Class B units for $1
●	CCSC TBC Group, LLC acquired 10.067 Class B units for $1.
●	All units held by HMA Blue Chip Investments, LLC were re-classified as Class B Units
●	All the units held by CCSC TBC Group, LLC were re-classified as C units.
●	CCSC Holdings, Inc. received 38.48 Class D units for the sum of $560,000.
●	The $560,000 was paid by a forgiveness of the $140,000 advance plus cash of $420,000.
●	There was a capital call of $14,000 per one percent (1%) ownership interest in the Company. HMA Blue Chip Investments, LLC and CCSC TBC Group, LLC’s previous advances were applied to the capital call.

Effective October 1, 2015, the Company entered into a business associate agreement and a medical director agreement with Richard A. Hynes, M.D., president of the Company and CCSC TBC Group, LLC.

NOTE 12 – ASSIGNMENT OF RECEIVABLES

In October of 2012, the Company entered into an agreement with Medical Funding Consultants, LLC (MFC) for the purpose of screening and underwriting letter of protection accounts. During the years ended December 31, 2014 and 2013, MFC  purchased receivables totaling $740,995 and $1,854,894 for $293,402 and $731,565, respectively.